Exhibit 32

CERTIFICATIONS

In connection with the Quarterly Report of GE Financial Assurance Holdings, Inc. (the “registrant”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Michael D. Fraizer, and Richard P. McKenney, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Michael D. Fraizer
Michael D. Fraizer
Chief Executive Officer

/s/ Richard P. McKenney
Richard P. McKenney
Chief Financial Officer

Date: October 31, 2003

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